                                                                   EXHIBIT 10.6


                            STOCK PURCHASE AGREEMENT


     THIS AGREEMENT (this "Agreement") is entered into as of the 21st day of July, 1997, by and between GENVEC, INC., a Delaware corporation, with its principal place of business at 12111 Parklawn Drive, Rockville, Maryland 20852 (the "Company"), and WARNER-LAMBERT COMPANY, a Delaware corporation, with its principal place of business at 201 Tabor Road, Morris Plains, New Jersey 07950 (the "Investor"), with reference to the following recitals:

     WHEREAS, the Company and the Investor have entered into a Research, Development and Collaboration Agreement, dated as of the date hereof (the "Collaboration Agreement"), pursuant to which the Company and the Investor have agreed to enter into a collaborative effort, as defined in the Collaboration Agreement (the "Collaboration"), and have established a framework for their collaboration, as described in the Collaboration Agreement; and

     WHEREAS, the Investor agrees to purchase certain shares of the capital stock of the Company on and pursuant to the terms hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual agreements, undertakings and covenants set forth in this Agreement and in the Collaboration Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

     1. DEFINITIONS. For purposes of this Agreement the following terms shall have the meanings ascribed to them in this Section 1 except as otherwise expressly indicated or limited by the context in which they appear in this Agreement. All terms defined in Section 1 or in the Preamble to this Agreement in the singular form shall have the same meaning when used in the plural form and vice versa.

          (a) "Affiliate" shall mean a person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person or entity specified.

          (b) "Aggregate Purchase Price" shall mean, in each instance of a Tranche Event (as defined below), the cash consideration as specified by the Company in a Sale Notice (as defined below) or Amended Sale Notice (as defined below) to be paid by the Investor for the Securities (as defined below) specified therein; provided however, the amount of such cash consideration shall not exceed Two Million Dollars ($2,000,000) for the Tranche Event described in Section l(mm)(1), Three Million Dollars ($3,000,000) for the Tranche Event described in Section l(mm)(2), Five Million Dollars ($5,000,000) for the Tranche Event described in Section I (mm)(3), Five Million Dollars ($5,000,000) for the Tranche Event described in Section 1(mm)(4), Five Million Dollars ($5,000,000) for the Tranche Event described in Section 1(mm)(5), and Five Million Dollars ($5,000,000) for the Tranche Event described in Section l(mm)(6).

          (c) "Amended Sale Notice" shall mean the written notice given under certain circumstances by the Company to the Investor in accordance with Section 2(b)(i)(C) of this Agreement that (i) indicates that the Investor must acquire Securities in accordance with this Agreement and (ii) provides the information set forth in Section 2(b)(i)(C) hereof, as appropriate.

          (d) "Bylaws" shall mean the Company's Amended and Restated By-Laws as set forth in Exhibit B hereto, as amended from time to time.

          (e) "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day when the banking institutions in Maryland are authorized or obligated by law or proclamation to close or be closed.

          (f) "CAD" shall have the meaning ascribed thereto in the Collaboration Agreement.

          (g) "CAD Milestone I" shall mean with respect to a Collaboration Product (as defined below) for the treatment of CAD, the enrollment of the first human patient in a clinical trial.

          (h) "CAD Milestone II" shall mean with respect to a Collaboration Product (as defined below) for the treatment of CAD the earliest of: (x) the first completion, as determined by the Executive Committee (as defined below), of the initial Phase I (as defined in the Collaboration Agreement) clinical trial, (y) the treatment of all patients in a Phase I (as defined in the Collaboration Agreement) clinical trial per the initial clinical protocol or thirty (30) days after the administration of a Collaboration Product to three
(3) patients at a dose of ten to the ninth power (10/9/) plaque forming units (or equivalent), or (z) the enrollment of the first patient in the initial Phase II (as defined in the Collaboration Agreement) or Phase III (as defined in the Collaboration Agreement) or Pivotal (as defined in the Collaboration Agreement) clinical trial (whichever is earliest) which (i) is intended to include thirty
(30) or more patients, or (ii) is approved by the Drug Development Committee (as defined in the Collaboration Agreement).

          (i) "Charter" shall mean the Company's Restated Certificate of Incorporation as set forth in Exhibit A hereto, as amended from time to time.

          (j) "Class A Preferred Stock" shall mean the Company's Class A Convertible Preferred Stock, par value $.01 per share.

          (k) "Class B Preferred Stock" shall mean the Company's Class B Convertible Preferred Stock, par value $.01 per share.

          (l) "Class C Preferred Stock" shall mean the Company's Class C Convertible Preferred Stock, par value $.01 per share, and the shares of Common Stock (as defined below) that have been issued upon conversion of the Class C Preferred Stock.

          (m) "Class D Preferred Stock" shall mean the Company's Class D Convertible Preferred Stock, par value $.01 per share.

          (n) "Collaboration Product" shall have the meaning ascribed thereto in the Collaboration Agreement.

          (o) "Commission" shall mean the United States Securities and Exchange Commission.

          (p) "Common Stock" shall mean the Company's common stock, par value $.01 per share, or any common stock issued by the Company in exchange for such Common Stock.

          (q) "Executive Committee" shall have the meaning ascribed thereto in the Collaboration Agreement.

          (r) "Fair Market Value" shall mean, if the Company has sold shares of Common Stock in an IPO (as defined below), the average of the daily closing bid and ask prices for a share of the Common Stock for the Trading Period (as defined below) on the principal national securities exchange or quotation system on which the Common Stock is listed or quoted. "Fair Market Value" shall mean, if the closing bid and ask prices of a share of Common Stock are not so listed or quoted or if the Company has not sold shares of Common Stock in an IPO, the fair market value of a share of Common Stock or Preferred Stock (as defined below), respectively, as reasonably determined by the Company's board of directors on a date no more than fifteen (15) Business Days prior to the date that the applicable Sale Notice or Amended Sale Notice is to be sent to the Investor. The Company will provide to the Investor notice of the Fair Market Value no less than ten (10) Business Days prior to the date the applicable Sale Notice is to be sent to the Investor. If the Investor disagrees with the board's determination of the Fair Market Value, it must provide to the Company notice within five (5) Business Days of receiving the Company's notice of the Fair Market Value that the Investor disagrees with the board's determination of the Fair Market Value in which case the Fair Market Value shall be determined by an appraiser that is selected and paid for by the Company and is reasonably acceptable to the Investor. The Fair Market Value will then be the amount determined by the appraiser as of the same date as of which the Company's board of directors determined the Fair Market Value with which the Investor disagreed.

          (s) "GAAP" shall mean generally accepted accounting principles in the United States.

          (t) "Investment Company Act" shall mean the Investment Company Act of 1940, as amended.

          (u) "IPO" shall mean an initial underwritten public offering of shares of Common Stock through the registration of the shares on a registration statement filed under the Securities Act (as defined below).

          (v) "Lock-up Period" shall mean each of: (i) the period commencing on the date of this Agreement and ending two (2) years after the Company sells shares of Common Stock in an IPO; (ii) the period commencing ninety (90) days prior to the anticipated date of the occurrence of any Tranche Event and ending on the day the Investor receives the Sale Notice regarding such Tranche Event from the Company, and (iii) with respect to Securities sold to the Investor in connection with each Tranche Event occurring after the Company sells shares of Common Stock in an IPO, the period commencing on the date the Investor becomes the holder of record of the Securities purchased in connection with such Tranche Event and ending on the latter of the lock-up period in this Section 1(v)(i) or eighteen (18) months after the date the Investor becomes the holder of record of such Securities determined on a Tranche Event-by-Tranche Event basis.

          (w) "Manufacturing Milestone" shall mean the reproducible demonstration, as shown by the preparation of three (3) consecutive lots of the first Collaboration Product, of a process for the production and purification of Bulk Product (as defined in the Collaboration Agreement) at the scale and in a GMP facility agreed to by the Executive Committee that is usable for the conduct of a Pivotal (as defined in the Collaboration Agreement) study of such Collaboration Product.

          (x) "Original Registration Stock" shall mean the shares of the Class A Preferred Stock and the Class B Preferred Stock, the shares of Common Stock that have been issued upon conversion of the Class A Preferred Stock and the Class B Preferred Stock, and any shares of Common Stock or other securities issued in respect of any such securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event.

          (y) "Other Shares" shall mean the issued and outstanding shares of Common Stock proposed to be included in the Piggyback Registration Statement (as defined below) and held by holders of shares other than the Investor and holders of any of the Original Registration Stock, the Class C Preferred Stock, and the Warrant Shares (as defined below).

          (z) "PVD" shall have the meaning ascribed thereto in the Collaboration Agreement.

          (aa) "PVD Milestone" shall mean with respect to a Collaboration Product for the treatment of PVD, the earlier of (i) the first completion, as determined by the Executive Committee, of the initial Phase I (as defined in the Collaboration Agreement) clinical trial which comprises less than twelve (12) patients, or (ii) the administration of a Collaboration Product to the first twelve (12) patients in any clinical trial.

          (bb) "Piggyback Registration Statement" shall have the meaning ascribed thereto in Section 8(a) herein.

          (cc) "Preferred Stock" shall mean shares of any of one or more series of convertible preferred stock which the Company's board of directors shall authorize for issuance pursuant to the terms of this Agreement and which the Investor must purchase pursuant to this Agreement. Each share of Preferred Stock shall have the designations, limitations and rights specified in subsections B(l), (2)(a) and (4) of Article Ninth of the Charter. Each share of Preferred Stock (i) shall be entitled to liquidation rights pursuant to the provisions of B(3) of Article Ninth of the Charter except that the Liquidation Preference (as defined in the Charter) of the Preferred Stock shall be the same as the purchase price and (ii) shall be convertible at the option of the Investor pursuant to the provisions of subsection B(5)(b) of Article Ninth of the Charter into shares of the Common Stock of the Company at a rate of one share of Common Stock for each share of Preferred Stock, subject to adjustment pursuant to the provisions of subsection B(5)(d)(iv) and (v) of Article Ninth of the Charter, provided, however, that such conversion shall be mandatory upon an IPO pursuant to the provisions of subsection (B)(6) of Article Ninth of the Charter.

          (dd) "Restriction Period" shall mean the period commencing on the date the Company sells Common Stock in an IPO and ending one year after the Company receives notice from the Investor or otherwise becomes aware of the occurrence of (i) all of the Tranche Events or (ii) the Tranche Event that is the last of the Tranche Events that is reasonably likely to occur, as mutually agreed to by the Investor and the Company.

          (ee) "Sale Notice" shall mean the written notice given by the Company to the Investor that (i) indicates that the Investor must acquire Securities in accordance with this Agreement and (ii) provides the information set forth in
Section 2(a) or 2(b) hereof, as appropriate.

          (ff) "Security" shall mean a share of Common Stock or Preferred Stock issued by the Company to the Investor pursuant to this Agreement.

          (gg) "Securities Act" shall mean the Securities Act of 1933, as amended.

          (hh) "Selling Stockholders" shall mean the holders of shares of Common Stock which seek to have their shares registered for sale on a registration statement.

          (ii) "Subsidiary" shall mean any corporation the majority of the voting capital stock of which is owned directly or indirectly beneficially or of record by the Company or the Investor, as applicable.

          (jj) "Term of the Research Program" shall have the meaning ascribed thereto in the Collaboration Agreement.

          (kk) "Third Indication Milestone" shall mean the first indication other than PVD or CAD for which a Collaboration Product achieves either (i) the first completion, as determined by the Executive Committee, of the initial Phase I (as defined in the Collaboration Agreement) clinical trial which comprises less than twelve (12) patients or (ii) the administration of a Collaboration Product to the first twelve (12) patients in any clinical trial.

          (ll) "Trading Period" shall mean the twenty (20) consecutive trading days ending one Business Day prior to the Business Day on which the Investor must pay the Aggregate Purchase Price for the shares of Common Stock being sold.

          (mm) "Tranche Event" shall mean each of the events specified below. The occurrence of each Tranche Event, independently and without regard to whether any one of the other Tranche Events has or has not occurred, entitles the Company to sell Securities to the Investor for the Aggregate Purchase Price, provided that, prior to such occurrence, Pre-Clinical Activities (as defined in the Collaboration Agreement) or Development (as defined in the Collaboration Agreement) with respect to all Development Candidates (as defined in the Collaboration Agreement) (and corresponding Collaboration Products) for the related clinical indication set forth in subparagraphs (1), (2) and (4) below have not been terminated under the Collaboration Agreement:

                (1)  CAD Milestone I;

                (2)  CAD Milestone II;

                (3)  An IPO;

                (4)  PVD Milestone;

                (5) Third Indication Milestone; and

                (6)  Manufacturing Milestone.

          (nn) "Transfer" or "Transferred" shall mean to sell, assign, pledge, hypothecate, encumber or in any other manner transfer or dispose of or to have sold, assigned, pledged, hypothecated, encumbered or in any other manner transferred or disposed of

          (oo) "Transferee" shall mean a person or entity to which this Agreement or the Securities are Transferred.

          (pp) "Warrant Shares" shall mean any shares of Common Stock acquired by Scios Inc. pursuant to the Warrant Agreement entered into by the Company with Scios Inc. as of May 31, 1996

     2. PURCHASE OF STOCK. As set forth below, the Investor agrees to purchase Securities issued by the Company for an aggregate amount not to exceed Twenty-Five Million Dollars ($25,000,000) subject to the terms and conditions contained in this Agreement. Such purchase will be made in up to six (6) separate transactions with each such transaction occurring simultaneously with or after the occurrence of a Tranche Event and after receipt by the Investor of a Sale Notice for each such purchase. The Investor agrees to purchase shares of Common Stock at the time the Company sells shares of Common Stock in an IPO and, thereafter, after the occurrence of each of the other Tranche Events. Prior to the sale of shares of Common Stock in an IPO, the Investor agrees to purchase shares of Preferred Stock after each Tranche Event. The Company's right to sell Securities and the Investor's obligation to purchase Securities are subject to the right of the Investor to refuse to acquire any portion of the Securities specified in the Sale Notice, if, at the time of such acquisition, and after taking into account the conversion into shares of Common Stock of any and all outstanding shares of the Company's preferred stock and the shares of Preferred Stock specified in the Sale Notice, the purchase of such portion of Securities would result in the Investor owning twenty percent (20%) or more of the outstanding shares of Common Stock and the shares of Common Stock into which the Company's outstanding shares of preferred stock and the shares of Preferred Stock specified in the Sale Notice are convertible.

          (a) PURCHASE OF COMMON STOCK UPON AN IPO. If the Company intends to sell shares of Common Stock to the Investor at the time of the sale of shares of Common Stock in an IPO, at least thirty (30) days before the effectiveness of the registration statement filed under the Securities Act in connection with the IPO, the Company will provide a Sale Notice to the Investor to inform the Investor that it must purchase shares of Common Stock in accordance with this Agreement.

              (i) The Sale Notice will advise the Investor of the Aggregate Purchase Price and the estimated range of prices at which the shares of Common Stock may be sold in the IPO. The Investor agrees to pay a purchase price for each share of Common Stock equal to one-hundred twenty-five percent (125%) of the price at which a share of Common Stock is sold to the public in the IPO. The number of shares of Common Stock that the Investor will purchase will equal the Aggregate Purchase Price divided by the product of 1.25 times the price at which a share of Common Stock is sold to the public in the IPO, rounded down, if necessary, to the next whole number of shares. The Aggregate Purchase Price shall be reduced by the purchase price of the fractional share not issued.

              (ii) The purchase and sale of the shares of Common Stock shall take place simultaneously with the closing of the IPO or on a Business Day no more than one full Business Day after the closing of the IPO. The Investor shall deliver the payment for the shares of Common Stock by a wire transfer of immediately available funds or by a certified bank check payable to the order of the Company in the amount of the Aggregate Purchase Price. Upon receipt of such payment by the Company, the Investor will be deemed to be the holder of record of the shares of Common Stock and the Company will promptly execute and provide to the Investor a certificate or certificates evidencing issuance to the Investor of the appropriate number of fully-paid and non-assessable shares of Common Stock purchased. The Company and the Investor shall comply with the conditions to the sale set forth in Sections 9 and 10 hereof.

              (iii) The Company agrees to advise the Investor periodically as to the expected timing of the closing of the IPO. If shares of Common Stock are not sold in the IPO with respect to which the Sale Notice is given, the Company shall continue to have the right to provide a Sale Notice and sell shares of the Common Stock pursuant to this Section 2(a) in connection with any future IPO.

          (b) PURCHASE OF SECURITIES UPON THE OCCURRENCE OF A TRANCHE EVENT OTHER THAN AN IPO. If the Company intends to sell Securities after the occurrence of a Tranche Event other than an IPO, the Company will provide a Sale Notice to the Investor to inform the Investor that it must acquire the Securities in accordance with this Agreement. The Sale Notice will advise the Investor to purchase shares of either Common Stock or Preferred Stock as set forth below.

              (i)  PURCHASE OF SECURITIES BEFORE AN IPO.

                   (A) The Sale Notice will be sent to the Investor no more than ninety (90) days after the Company receives notice from the Investor or otherwise becomes aware of the occurrence of a Tranche Event that occurs before the sale of shares of Common Stock in an IPO, or such longer period of time to enable the Company to obtain an appraisal of the Fair Market Value of the Preferred Stock, if required. The Sale Notice will advise the Investor of the number of shares of Preferred Stock that the Company has determined to sell to the Investor, the Fair Market Value of each such share of Preferred Stock, the purchase price for each such share of Preferred Stock and the Aggregate Purchase Price. The Investor agrees to pay a purchase price for each share of Preferred Stock equal to one-hundred twenty-five percent (125%) of the Fair Market Value of a share of such Preferred Stock. Within thirty (30) days of the Investor's receipt of the Sale Notice, the Investor shall deliver the payment for such shares of Preferred Stock by a wire transfer of immediately available funds or by a certified bank check payable to the order of the Company in the amount of the Aggregate Purchase Price. Upon receipt of such payment by the Company on a Business Day, the Investor will be deemed to be the holder of record of such shares of Preferred Stock and the Company will promptly execute and provide to the Investor a certificate or certificates evidencing issuance to the Investor of the appropriate number of fully-paid and non-assessable shares of such Preferred Stock. The Company and the Investor shall comply with the conditions to the sale set forth in Sections 9 and 10 hereof.

                   (B) Notwithstanding paragraph (A) of this Section 2(b)(i), if the Company sends a Sale Notice in connection with a Tranche Event other than an IPO after it has filed a registration statement for an IPO which is being reviewed by the Commission, the Sale Notice shall advise the Investor that the Investor will purchase shares of Common Stock and will specify the Aggregate Purchase Price and the estimated range of prices at which such shares of Common Stock may be sold in the IPO. The Investor agrees to pay a purchase price for each share of Common Stock equal to one-hundred twenty-five percent (125%) of the price at which a share of Common Stock is sold to the public in the IPO. The number of shares of Common Stock that the Investor will purchase will equal the Aggregate Purchase Price divided by the product of 1.25 times the price at which a share of Common Stock is sold to the public in the IPO, rounded down, if necessary, to the next whole number of shares. The Aggregate Purchase Price shall be reduced by the purchase price of the fractional share not issued. The purchase and sale of the shares of Common Stock shall take place simultaneously with the closing of the IPO or on a Business Day no more than one full Business Day after the closing of the IPO. The Investor shall deliver the payment for the shares of Common Stock by a wire transfer of immediately available funds or by a certified bank check payable to the order of the Company in the amount of the Aggregate Purchase Price. Upon receipt of such payment by the Company, the Investor will be deemed to be the holder of record of the shares of Common Stock and the Company will promptly execute and provide to the Investor a certificate or certificates evidencing issuance to the Investor of the appropriate number of fully-paid and non-assessable shares of Common Stock. The Company and the Investor shall comply with the conditions to the sale set forth in Sections 9 and 10 hereof.

                   (C) If the Company has sent a Sale Notice pursuant to paragraph (B) of this Section 2(b)(i), the Company agrees to advise the Investor periodically as to the expected timing of the closing of the IPO. If at any time the Company reasonably believes that shares of Common Stock will not be sold in an IPO within the next thirty (30) days, the Company may send to the Investor an Amended Sale Notice which will supersede the Sale Notice delivered under 2(b)(i)(B). Such Amended Sale Notice shall advise the Investor of the number of shares of Preferred Stock that the Company has determined to sell to the Investor, the Fair Market Value of each such share of Preferred Stock, the purchase price for each such share of Preferred Stock and the Aggregate Purchase Price. The Investor agrees to pay a purchase price for each share of Preferred Stock equal to one-hundred twenty-five percent (125%) of the Fair Market Value of a share of such Preferred Stock within thirty (30) days of the Investors receipt of the Amended Sale Notice. The Investor shall deliver the payment for such shares of Preferred Stock by a wire transfer of immediately available funds or by a certified bank check payable to the order of the Company in the amount of the Aggregate Purchase Price. Upon receipt of such payment by the Company on a Business Day, the Investor will be deemed to be the holder of record of such shares of Preferred Stock and the Company will promptly execute and provide to the Investor a certificate or certificates evidencing issuance to the Investor of the appropriate number of fully-paid and non-assessable shares of such Preferred Stock. The Company and the Investor shall comply with the conditions to the sale set forth in Sections 9 and 10 hereof.

              (ii) PURCHASE OF COMMON STOCK AFTER AN IPO.

                   (A) The Sale Notice relating to a Tranche Event that occurs after an IPO will be sent to the Investor no sooner than fifty (50) days and no later than sixty (60) days after the issuance of an announcement, a press release or other publicity regarding the occurrence of the related Tranche Event or twenty-five (25) Business Days after the Investor has reasonably withheld consent to the issuance of the announcement, the press release or the other publicity regarding the occurrence of the Tranche Event. The Sale Notice will advise the investor that it must purchase shares of Common Stock in accordance with this Agreement, that the Fair Market Value will be determined based upon the Trading Period beginning on the specific date that was ten (10) Business Days prior to the date of the Sale Notice and that the Investor must pay the Aggregate Purchase Price on the tenth (10th) Business Day after the date of the Sale Notice. The Investor agrees to pay a purchase price for each share of Common Stock equal to one-hundred twenty-five percent (125%) of the Fair Market Value of a share of Common Stock. The number of shares of Common Stock that the investor will purchase will equal the Aggregate Purchase Price divided by the product of 1.25 times the Fair Market Value of a share of Common Stock, rounded down, if necessary, to the next whole number of shares.

                   (B) On the tenth (10th) Business Day after the date of the Sale Notice the Investor shall deliver the payment for the shares of Common Stock by a wire transfer of immediately available funds or by a certified bank check payable to the order of the Company in the amount of the Aggregate Purchase Price. Upon receipt of such payment by the Company, the Investor will be deemed to be the holder of record of the shares of Common Stock and the Company will promptly execute and provide to the Investor a certificate or certificates evidencing issuance to the Investor of the appropriate number of fully-paid and non-assessable shares of Common Stock. In addition, the Company will advise the Investor of the calculation of the Fair Market Value of each share of Common Stock, the purchase price paid by the Investor for each such share of Common Stock and the number of shares of Common Stock that the Investor has purchased and will remit to the Investor the difference, if any, between the Aggregate Purchase Price and the product of the purchase price for each share of Common Stock purchased by the Investor under this Section 2(b)(ii)(A) multiplied by the number of shares of Common Stock purchased by the Investor. The Company and the Investor shall comply with the conditions to the sale set forth in Sections 9 and 10 hereof.

          (c) NONPERFORMANCE BY THE INVESTOR. Any failure by the Investor to acquire the Securities in compliance with the provisions of this Agreement, including as a result of any failure of the Investor to satisfy the conditions of Section 10 hereof, but excluding as a result of any failure of the Company to satisfy the conditions of Section 9 hereof, may result in a termination of the Collaboration Agreement in accordance with Section 19.2 of the Collaboration Agreement; provided that no such termination shall occur if the Investor's failure to pay for the Securities in accordance with the Agreement is caused by a circumstance outside of the control of the Investor and the Investor's payment for the Securities is delivered as soon as practicable but no later than twenty
(20) Business Days, or a period of time that is otherwise reasonably agreed to by the parties, after delivery is required pursuant to this Section 2.

     3. AUTHORIZATION OF SECURITIES. At the time the Company provides the Sale Notice or the Amended Sale Notice to the Investor, the Securities shall be duly and validly authorized and reserved for issuance.

     4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants that, as of the date of this Agreement:

          (a) CORPORATE ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to conduct its business as a foreign corporation in all jurisdictions where the failure to be so qualified would have an adverse effect on the Company or its business.

          (b) CORPORATE AUTHORITY. The Company has all necessary corporate power to execute, deliver and perform this Agreement subject to, in each instance, the due authorization of the issuance of the Securities and the taking of all required steps to effect the same.

          (c) CAPITALIZATION. The Company's authorized capital stock consists of (i) 52,005,095 shares of Common Stock, 5,672,475 of which are outstanding;
(ii) 1,334,000 shares of Class A Preferred Stock, 1,334,000 of which are outstanding; (iii) 11,800,468 shares of Class B Preferred Stock, 11,320,314 of which are outstanding; (iv) 21,065,000 shares of Class C Preferred Stock, 21,065,000 of which are outstanding; and (v) 2,000,000 shares of Class D Preferred Stock, 571,429 of which are outstanding. All outstanding shares of capital stock are validly issued and outstanding, fully-paid and non-assessable.

Except as contemplated by this Agreement and as set forth on Schedule 4(c) hereto, there are no outstanding rights of first refusal, warrants, options, conversion privileges, preemptive rights, or other rights or agreements to purchase or otherwise acquire or issue any equity securities of the Company.

          (d) SUBSIDIARIES. The Company does not presently own, have any investment in, or control, directly or indirectly, any Subsidiaries, corporations, associations or other business entities.

          (e) VALIDITY OF SECURITIES. The Securities, when issued, sold and delivered in accordance with the terms of this Agreement and for the Aggregate Purchase Price specified in the applicable Sale Notice or Amended Sale Notice, shall be duly and validly issued, fully-paid and nonassessable. If the Securities are shares of Preferred Stock, the Common Stock issuable upon conversion of such Preferred Stock, in accordance with the Company's Charter, shall be, upon such issuance, duly and validly issued, fully-paid and non-assessable.

          (f) FINANCIAL STATEMENTS. The Company has made available to the Investor the Company's audited financial statements for its most recent fiscal year and unaudited financial statements for its most recent interim period, in each case, to the extent available. As of the date of this Agreement, the financial statements provided are attached hereto as EXHIBIT C. The annual financial statements have been prepared in accordance with GAAP and the interim financial statements have been prepared in a manner consistent with the annual financial statements (subject to normal year-end audit adjustments and the omission of footnotes required by GAAP).

          (g)  AGREEMENTS; ACTIONS.

               (i) Schedule 4(g)(i) hereto sets forth a list of agreements and proposed agreements between the Company and any of its officers, directors, Affiliates or any Affiliate thereof

               (ii) Except as set forth in Schedule 4(g)(ii) hereto, there are no agreements, instruments or contracts to which the Company is a party or by which it is bound which involve (A) obligations of, or payments to, the Company in excess of Two-Hundred Fifty Thousand Dollars ($250,000), (B) the license for commercial purposes of any patent, copyright, trade secret or other proprietary rights to or by the Company or (C) any other material agreement.

               (iii) Except as set forth in Schedule 4(g)(iii) hereto, the Company has not (A) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock,
(B) incurred any indebtedness for money borrowed, (C) incurred any other liabilities individually in excess of One-Hundred Twenty-Five Thousand Dollars ($125,000) or in excess of Two-Hundred Fifty Thousand Dollars ($250,000) in the aggregate, other than obligations or liabilities of the Company for compensation under employment, advisor or consulting agreements, (D) made any loans or advances to any person, other than ordinary advances for travel expenses, (E) sold, exchanged or otherwise disposed of any of its material assets or rights or
(F) agreed to any of the foregoing.

          (h) LITIGATION. To the Company's knowledge, there are neither any pending nor threatened suits, legal proceedings, claims or governmental investigations against or with respect to the Company or its properties or assets, or that question the validity of this Agreement or the right of the Company to enter into this Agreement. There is no judgment, decree or order of any court in effect against the Company and the Company is not in default with respect to any order of any governmental authority to which the Company is a party or by which it is bound.

          (i) NO CONFLICT WITH OTHER INSTRUMENTS; COMPLIANCE WITH LAWS. Subject to obtaining authorization of the issuance of the Securities and subject to
Section 9 hereof, the execution, delivery and performance of this Agreement will not result in any material violation of, be in material conflict with, or constitute a material default under, with or without the passage of time or the giving of notice (i) any provision of the Charter or the Bylaws; (ii) any provision of any judgment, decree or order to which the Company is a party or by which it is bound; (iii) any material contract, obligation or commitment to which the Company is a party or by which it is bound; or (iv) any material statute, rule or governmental regulation applicable to the Company. The Company is conducting its business in compliance with all material statutes, rules and governmental regulations applicable to the Company, and has obtained all licenses, permits and other governmental authorizations required thereby, where the failure to do so would have a material adverse effect on the Company or its business.

          (j) TITLE TO PROPERTIES; LIENS AND ENCUMBRANCES. Except as set forth in the Company's financial statements or Schedule 4(j) hereto, the Company has good and marketable title to all of its properties and assets, both real and personal, and has good title to all of its leasehold interests, in each case subject to no mortgage, pledge, lien, security interest, conditional sale agreement, encumbrance or charge.

          (k) CONFIDENTIAL AND PROPRIETARY INFORMATION. Each employee of and consultant to the Company with access to confidential or proprietary information has executed a proprietary information agreement obligating such employee or consultant to hold all of such information in confidence.

          (l) NO DEFAULTS; VIOLATIONS OR CONFLICTS.  Except as set forth in
Schedule 4(l) hereto, the Company is not in violation of any term or provision of the Charter, the Bylaws, or any term or provision of any document representing indebtedness or any mortgage, indenture, contract, agreement or judgment which would have a material adverse effect on the Company or its business.

          (m) INSURANCE. The Company has in effect insurance covering risks associated with its business in such amounts as are customary in its industry.

          (n) PRIOR REGISTRATION RIGHTS. Except as set forth in Schedule 4(n) hereto, the Company is under no contractual obligation to register under the Securities Act any of its presently outstanding securities or any shares of Common Stock into which such securities are convertible.

          (o) FULL DISCLOSURE. The representations and warranties of the Company contained in this Agreement and the answers to the questions provided to
Section 5(b)(i) hereof do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made herein, in light of the circumstances under which they were made, not misleading.

          (p) GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for any filing required by federal or state securities laws and except, under certain circumstances, for filings and notifications under the Hart-Scott-Rodino Improvements Act of 1976, as amended, where applicable.

          (q) CORPORATE DOCUMENTS. The Charter and the Bylaws of the Company in effect as of the date of this Agreement are in the forms attached hereto as Exhibits A and B, respectively.

     5. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR. The Investor hereby represents and warrants that, as of the date of this Agreement:

          (a) AUTHORIZATION. The Investor has all corporate power to enter into this Agreement and to carry out all of the transactions contemplated hereby, including the purchase of Securities for an aggregate amount of Twenty-Five Million Dollars ($25,000,000) and in up to six (6) separate transactions. The execution, delivery and performance of this Agreement by the Investor and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Investor. This Agreement constitutes a valid and binding instrument of the Investor, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (b) SECURITIES REPRESENTATIONS. The Investor will acquire the Securities for purposes of investment for its own account and not with a view to, or for resale in connection with, the distribution thereof, as those terms are used in the Securities Act, and the rules and regulations promulgated thereunder. The Investor has been advised and acknowledges that it will not be able to dispose of the Securities, or any interest therein, without first complying with the relevant provisions of this Agreement, the Securities Act and any applicable state securities laws. The Investor also understands that the provisions of Rule 144 promulgated under the Securities Act, permitting routine sales of securities of certain issuers subject to the terms and conditions thereof, are not currently available to it with respect to the Securities. The Investor acknowledges that, except as set forth in this Agreement, the Company is under no obligation to register the Securities or to take any action to assist the Investor in complying with the terms and conditions of any exemption that might be available under the Securities Act or any state securities laws with respect to sales of the Securities by the Investor in the future.

              (i) The Investor believes that, as of the date of this Agreement, it has received all of the information it considers necessary or appropriate for deciding whether to purchase the Securities. The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities pursuant to this Agreement and the business, properties, prospects and financial condition of the Company.

              (ii) The Investor represents that: (A) the Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Investor's prospective investments in the Securities; (B) the Investor has the ability to bear the economic risk of its prospective investments; and (C) the Investor is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer complete loss on its investments.

              (iii) The Investor is an "accredited investor," as that term is defined in Rule 501 promulgated under the Securities Act.

              (iv) The Investor either is (A) not an "Investment Company," as that term is defined in the Investment Company Act or (B) excluded from the definition of an Investment Company under Section 3(c)(1) of the Investment Company Act.

              (v) The Investor acknowledges that the representations, agreements and acknowledgments set forth above are being given by the Investor with the understanding that they will be relied upon by the Company and its board of directors to claim the availability of the exemption from the registration provisions of the Securities Act contained in Section 4(2) thereof or Regulation D promulgated thereunder.

     6. COVENANTS OF THE COMPANY. The Company hereby covenants that, so long as (x) the Investor owns any shares of Preferred Stock and (y) the Company has not consummated an IPO, the Company shall furnish to the Investor the financial statements and reports described in (a) and (b) of this section, such annual financial statements to be prepared in accordance with GAAP and such interim financial statements to be prepared in a manner consistent with the annual financial statements (subject to normal year-end audit adjustments and the omission of footnotes required by GAAP):

          (a) As soon as available, and in any event within one-hundred twenty
(120) days after the end of each fiscal year of the Company, a balance sheet of the Company as of the end of such fiscal year and related statements of operations, stockholders' equity and cash flows for such fiscal year, all in reasonable detail and setting forth in comparative form the figures as of the end of and for that fiscal year, which financial statements shall have been audited; and

          (b) As soon as available, and in any event within sixty (60) days after the end of each fiscal quarter of the Company, an unaudited balance sheet and unaudited statements of operations and cash flows.

     7.   COVENANTS OF THE INVESTOR.

          (a) NOTIFICATION OF THE OCCURRENCE OF A TRANCHE EVENT, The Investor agrees to promptly notify the Company when it becomes aware of the occurrence of any Tranche Event other than through the receipt of notice from the Company.

          (b)  TRANSFER OF SECURITIES.

               (i) The Investor agrees that it will not Transfer Securities at any time during any Lock-up Period unless (A) the Investor receives the express prior written consent of the Company, at the Company's sole discretion and subject to appropriate Transfer restrictions, (B) the Transfer is a Transfer to a holder of any of the Company's capital stock and the Transfer takes place after the Investor provides the Company with prior notice of the Transfer and before (x) the sale of shares of Common Stock in an IPO and (y) the earlier of the end of the Term of the Research Program or the delivery by the Investor to the Company of a notice of termination of the Term of the Research Program, (C) the Transfer is a Transfer after the end of the Term of the Research Program and prior to the sale of shares of Common Stock in an IPO to the Company at the purchase price that a bona fide third party offered to pay the Investor for the Securities or to the third party if the Company determines not to purchase the Securities and expresses prior written consent to the Transfer of the Securities to the third party, which consent shall not be unreasonably withheld, and the third party agrees to restrictions of Transfer in this Section 7, in a written agreement reasonably acceptable to the Company, or (D) the Transfer is a Transfer to the purchaser of all of the outstanding capital stock of the Investor or all or substantially all of the assets of the Investor, including every right and interest such entity may have in the Collaboration Agreement, or to a Subsidiary of the Investor and the Transferee assumes all of the Investor's obligations, covenants and agreements under this Agreement, including the restrictions on Transfer in this
Section 7, in a written agreement reasonably acceptable to the Company. Upon such a Transfer to a Subsidiary, the Investor agrees to repurchase the Securities from the Subsidiary immediately prior to a cessation of the Subsidiary's status as a Subsidiary of the Investor. If any Lock-up Period is in effect at the time the Collaboration Agreement is terminated pursuant to its terms, the Lock-up Period shall terminate one year after such termination.

              (ii) In addition to Section 7(b)(i), until the end of the Restriction Period, the Investor agrees that any sales of shares of Common Stock acquired under this Agreement, or shares of Common Stock obtained upon the conversion of Preferred Stock acquired under this Agreement, will be in an amount that does not exceed in any ninety (90) day period the greater of' (i) two and one-half percent (2 1/2%) of the Investor's ownership of shares of Common Stock at the time of the sale or (ii) the average weekly reported volume of trading in shares of Common Stock on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the sale except as otherwise agreed to in writing by the Company.

              (iii) The Investor agrees to hold the Securities subject to all of the applicable provisions of the Securities Act and the Charter and the Bylaws in effect as of the date of this Agreement.

              (iv) Until the first approval of a PLA (as defined in the Collaboration Agreement) by an Agency (as defined in the Collaboration Agreement) of a Collaboration Product, the Investor shall give the Company prompt written notice of any proposed Transfer of the Securities and shall not proceed with any such proposed Transfer unless otherwise permitted under this Agreement.

              (v) The Investor agrees that certificates representing the Securities issued to it pursuant hereto may bear the following or a similar legend:

     THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A CONTRACTUAL LIMITATION ON THEIR SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION, ENCUMBRANCE, TRANSFER OR OTHER DISPOSITION DESCRIBED IN THE STOCK PURCHASE AGREEMENT DATED JULY ___, 1997. IN ADDITION, THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. NEITHER THE SHARES NOR ANY INTEREST OR PARTICIPATION IN THE SHARES MAY BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, ENCUMBERED OR IN ANY OTHER MANNER TRANSFERRED OR DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT, UNLESS, IN THE OPINION (WHICH SHALL BE IN FORM AND

     SUBSTANCE SATISFACTORY TO THE CORPORATION) OF COUNSEL SATISFACTORY TO THE CORPORATION, SUCH REGISTRATION IS NOT REQUIRED.

          (c) CONFIDENTIAL INFORMATION. The Investor's obligations with respect to disclosure of certain information are set forth in Article 17 of the Collaboration Agreement.

          (d) AGREEMENTS WITH UNDERWRITERS. In connection with any public offering of shares of Common Stock, the Investor agrees to enter into a written agreement with the underwriter(s) if the managing underwriter(s) demands or requests such an agreement from the Investor and in such form and containing such provisions as are required by the managing underwriter(s) (except that such provisions will not be less favorable to the Investor than the provisions of any agreements entered into by the managing underwriter(s) with other holders of securities issued by the Company) to preclude the Investor from directly or indirectly offering to sell, contracting to sell or otherwise disposing of any shares of Common Stock, or any securities convertible into or exchangeable for shares of Common Stock for a specified period of time after completion of the public offering.

          (e) ACQUISITIONS OF SECURITIES OF THE COMPANY. The Investor agrees that from the date hereof until the expiration of the Collaboration Agreement (or, if the Collaboration Agreement is terminated earlier pursuant to its terms, one year after such termination), it will not, directly or indirectly, acquire, offer to acquire, agree to acquire, become the beneficial owner of or obtain any rights in respect of any capital stock of the Company, by purchase or otherwise, except as contemplated by this Agreement or as otherwise agreed to in writing by the Company, and except through the acquisition for business purposes unrelated to the Company of all of the outstanding capital stock or all or substantially all of the assets of a holder of any of the Company's capital stock.

     8.   REGISTRATION RIGHTS.

          (a) PIGGYBACK REGISTRATION RIGHTS.  Subject to Section 7(b)(i) and
Section 7(b)(ii) hereof, if the Company plans to file a registration statement under the Securities Act on a Form S-3 to register any shares of Common Stock for sale by it in an underwritten public offering during the Restriction Period or for sale by it (except in connection with any dividend reinvestment plan, stock option plan stock purchase plan, savings or similar plan) or any of its stockholders at any time after the end of the Restriction Period other than on a shelf registration statement (the "Piggyback Registration Statement"), the Company shall provide to the Investor and any Transferee under Section 7(b)(i)(D) (referred to jointly in this Section 8 as the "Investor") hereof the right to include the shares of Common Stock acquired under this Agreement on the Piggyback Registration Statement, if the Investor is the stockholder of record of the shares of Common Stock at such time and is unable to sell any shares of Common Stock acquired under this Agreement pursuant to Rule 144(k) (or any successor rule) under the Securities Act by providing the Investor with at least twenty (20) days notice prior to the effectiveness of such registration statement. At the written request of the Investor, given within ten (10) days after receipt of such notice, the Company will use reasonable efforts to cause all of the shares of Common Stock for which registration shall have been requested to be included in the Piggyback Registration Statement.

          (b) DEMAND REGISTRATION. If the Investor is unable to sell shares of Common Stork within eighteen (18) months after the end of the Restriction Period pursuant to Rule 144(k) (or a successor rule) under the Securities Act or on a Piggyback Registration Statement, the Investor shall have the right to require the Company to file one registration statement under the Securities Act on a Form S-3, provided such registration form is available to the Company, to register shares of Common Stock acquired under this Agreement for sale in a public offering that is not to be made on a continuous or delayed basis pursuant to Rule 415 (or a successor rule) under the Securities Act and that is expected to yield net proceeds to the Investor of at least Five Million Dollars ($5,000,000), as specified in a written notice from the Investor to the Company.

              (i)     Following the Company's receipt of any notice under this
Section 8(b), the Company shall use its best efforts to register under the Securities Act, as soon as reasonably practicable, the number of shares of Common Stock specified by the Investor in such notice (or such lesser number as the managing underwriter(s) in such offering believes will not unduly jeopardize the success of the offering); provided, however, that the Company may delay the filing of the registration statement for as long as

                      (A) the request for registration pursuant to this Section 8(b) would require the Company to include in the registration statement on the filing date or on the expected effective date audited financial statements which are not yet required to be filed with the Commission under the Exchange Act; or

                      (B) the Company's board of directors reasonably determines that the disclosure required in the registration statement or the pricing of the offering would adversely affect the Company or its ability to engage in a planned registered public offering or in any other planned activity.

              (ii) In the event that the Investor makes a demand for registration as described in this Section 8(b), the Company shall have the right to register other shares of Common Stock in the registration statement;

PROVIDED, HOWEVER, that such shares shall not be included to the extent provided in Section 8(f) below, if applicable, and in all other situations, such shares (other than the Original Registration Stock) shall not be included to the extent that the Investor determines in good faith that the inclusion of such shares will interfere with the successful marketing of the Investor's shares to be included therein; PROVIDED, FURTHER, that, if the number of shares to be so included exceeds the number of the Investor's shares included therein, such registration shall be deemed to be a registration pursuant to Section 8(a) hereof.

              (iii) The managing underwriter(s) for any underwritten public offering pursuant to this Section 8(b), shall be mutually acceptable to the Company and the Investor.

          (c) In connection with any registration statement prepared pursuant to this Section 8:

              (i)     the Company shall:

                      (A) use its best efforts to prepare and file with the Commission the registration statement and use its best efforts to cause such registration statement to become effective as soon as practicable, provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the Investor, which shall be reasonably acceptable to the Company, and the counsel selected by any managing underwriter(s) copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel;

                      (B) use its best efforts to prepare and file with the Commission such amendments and supplements to such registration statement as may be necessary to comply with the provisions of the Securities Act;

                      (C) furnish, or instruct the printer to furnish, to the Investor such number of copies of the registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as the Investor may reasonably request in order to facilitate the disposition of the registered shares of Common Stock;

                      (D) use its best efforts to register or qualify the registered shares of Common Stock under such other securities or blue sky laws of such jurisdictions as the Investor or the managing underwriter(s) in the offering reasonably deems appropriate, provided that the Company will not be required to subject itself to taxation in any such jurisdiction, qualify itself to do business as a foreign corporation in any such jurisdiction, or consent to general service of process in any such jurisdiction, where it would not otherwise be so subject, need to be so qualified or need to so consent but for this requirement;

                      (E) use its best efforts to cause all of such registered shares of Common Stock to be listed on each securities exchange on which securities of the same class as the registered shares of Common Stock are then listed;

                      (F) take all actions Customary for such offerings as the Investor or any managing underwriter(s) reasonably request in order to expedite or facilitate the disposition of the registered shares of Common Stock being sold; and

                      (G) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any security included in such registration statement for sale in any jurisdiction, use its best efforts promptly to obtain the withdrawal of such order, and

              (ii) the Investor shall be required to furnish the Company with all relevant information concerning the proposed method of sale of the shares of Common Stock, and such other information as may be reasonably required by the Company properly to prepare and file such registration statement in accordance with applicable provisions of the Securities Act and the rules and regulations thereunder. Upon request of the Company, such information shall be furnished by the Investor in writing.

          (d) The Investor shall bear all of its expenses in connection with any registration statement under this Section 8, including the fees and expenses of its counsel. The Investor shall also bear its pro rata share of all of the other expenses in connection with the preparation and filing of any registration statement under this Section 8, any registration or qualification under the securities laws of states in which the offering will be made under such registration statement, any filing fee of the National Association of Securities Dealers, Inc. relating to such offering and any underwriters' or brokers' commission, provided, however, that the Company shall pay half of the Investor's pro rata share of such other expenses, except for any brokers' commissions, in an offering that is not underwritten.

          (e) In connection with any public underwritten offering in which the Investor's shares are registered, the Company and the Investor shall enter into a written agreement with the managing underwriter(s) in such form and containing such provisions as are customary in the securities business for such an arrangement between such managing underwriter(s) and companies of the Company's size and investment stature, including indemnification.

          (f) In the event that the proposed offering under this Section 8 is an offering by the Company that is, in whole or in part, an underwritten public offering of shares of Common Stock, and the managing underwriter(s) determines and advises in writing that the inclusion in the underwritten public offering of all of the shares of Common Stock owned by the Selling Stockholders would interfere with the successful marketing (including pricing) of the shares, the number of the Selling Stockholders' shares to be included in such underwritten public offering shall be reduced, based upon the number of shares requested by the Selling Stockholders to be registered in such underwritten public offering first, pro rata among the holders of Other Shares; second, if necessary, by the Investor's shares of Common Stock; third, if necessary, pro rata, among the holders of the Class C Preferred Stock and the Warrant Shares; fourth, if necessary, pro rata among the holders of the Original Registration Stock; and lastly, if necessary, among the Company's shares requested by the Company to be registered.

     9. CONDITIONS OF THE INVESTOR'S OBLIGATIONS TO ACQUIRE THE SECURITIES. The obligations of the Investor to acquire the Securities in connection with each Tranche Event are subject to the following, any of which the Investor may waive in its discretion:

          (a) OPINION OF` COUNSEL. The Company shall provide to the Investor with the Sale Notice or the Amended Sale Notice, as applicable, an opinion of the Company's counsel, in form and substance reasonably acceptable to the Investor, that the Securities, when sold and delivered in accordance with this Agreement, will be duly authorized, validly issued, fully-paid and non-assessable and, if the Securities are shares of Preferred Stock, the Common Stock issuable upon conversion of the Preferred Stock, when issued and delivered upon such conversion in accordance with the Charter, as amended, will be duly authorized, validly issued, fully-paid and non-assessable.

          (b) REPRESENTATIONS AND WARRANTIES. The Company shall update the representations and warranties in Section 4 hereof as of the date of the Sale Notice or the Amended Sale Notice, as applicable.

          (c) SECURITIES LAWS. The Company shall have complied with the federal and state securities laws applicable to the offer and sale of the Securities to the Investor.

          (d) COMPLIANCE CERTIFICATE. The Company shall have delivered to the Investor a certificate, dated as of the date of the Sale Notice or the Amended Sale Notice, as applicable, signed by the Company's President, certifying that the conditions to be performed by the Company set forth in this Section 9 have been satisfied.

          (e) CERTIFIED DOCUMENTS. There shall have been delivered to the Investor copies of the Charter and the Bylaws (in each case, as amended or restated through the date of the Sale Notice), certified by the Secretary of the Company as complete and correct copies thereof as of the date of the Sale Notice or the Amended Sale Notice, as applicable.

          (f) COURT ORDERS. There shall not be in effect any injunction or restraining order issued by any court of competent jurisdiction in any action or proceeding against the consummation of the sale and purchase of the Securities under this Agreement.

          (g) THIRD PARTY AND GOVERNMENTAL CONSENTS AND APPROVALS. The Company shall have obtained any third party and governmental consents and approvals necessary for the consummation of the transactions contemplated hereby.

     10. CONDITIONS OF THE COMPANY'S ISSUANCE OF SECURITIES UPON RECEIPT OF INVESTOR'S PAYMENT THEREFOR. The obligations of the Company to issue certificates for the Securities upon receipt of the Aggregate Purchase Price in connection with each Tranche Event are subject to the following, any of which the Company may waive in its discretion:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Investor contained in Section 5 shall be true on and as of the date that payment for the Securities is given to the Company.

          (b) COVENANTS OF THE INVESTOR. The Investor shall be in compliance with its covenants in Section 7 hereof.

          (c) THIRD PARTY AND GOVERNMENTAL CONSENTS AND APPROVALS. The Investor shall have obtained any third party and governmental consents and approvals necessary for the consummation of the transactions contemplated hereby.

          (d) COMPLIANCE CERTIFICATES. The Investor shall have delivered to the Company dated as of the date of the payment of the Aggregate Purchase Price, signed by an authorized representative of the Investor, certifying that the conditions set forth in this Section 10 have been satisfied.

     11.  POST-SALE COVENANTS OF THE COMPANY.

          (a) SECURITIES LAWS COMPLIANCE. The Company shall make any filings required by the securities laws of any applicable jurisdiction within the required time period.

          (b) CONFIDENTIAL AND PROPRIETARY INFORMATION. Unless otherwise determined by the board of directors, the Company shall require all future officers, directors and employees of the Company and its Subsidiaries to execute the Company's standard form of proprietary information agreement.

     12.  TERMINATION AND SURVIVAL.

          This Agreement shall terminate upon a termination of the Collaboration Agreement. Sections 7, 12 and 13(f) of this Agreement shall survive any termination of this Agreement which results from a termination of the Collaboration Agreement by the Company for cause pursuant to Section 19.2 of the Collaboration Agreement as a result of actions taken by the Investor. If the Collaboration Agreement shall be terminated for any other reason, Sections 7(b)(iii), 7(b)(iv), 7(b)(v), 7(c), 7(d), 8(a), 8(c), 8(d), 8(e), 9(c), 11(a),
12 and 13(f) of this Agreement shall survive such termination.

     13.  MISCELLANEOUS.

          (a) EXISTING OWNERSHIP OF COMMON STOCK AND CLASS B PREFERRED STOCK. The parties acknowledge and agree that the shares of Common Stock and Class B Preferred Stock, and the right to acquire shares of Common Stock upon the conversion of such Class B Preferred Stock, owned by the Investor as of the date of this Agreement, and any other rights arising as a result of such ownership of shares of Common Stock or Class B Preferred Stock, are not subject to this Agreement.

          (b) AMENDMENTS AND WAIVERS. Except as otherwise provided in this Agreement, any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company and the Investor. Any change, waiver, discharge or termination effected in accordance with this subsection shall be binding upon the Company and the Investor and upon any Transferee to which this Agreement or the Securities are Transferred pursuant to
Section 13(d) hereof or Section 7(b) of this Agreement, respectively.

          (c) NECESSARY ACTION TO EFFECT THE AGREEMENT. The parties agree to take all necessary action to effect the transactions contemplated by this Agreement including making all of the required filings and notifications under the Hart-Scott-Rodino Improvements Act of 1976, as amended, if applicable, and any other required filings or notices with other governmental agencies Each party will bear its own expenses associated with any such filings and notifications.

          (d) TRANSFERABILITY. Neither the Investor nor the Company may Transfer this Agreement, or any of the rights or obligations hereunder, unless it is Transferred to the purchaser of all of the outstanding capital stock of the entity or all or substantially all of the assets of the entity, including every right and interest such entity may have in the Collaboration Agreement. The Investor and the Company further agree that, prior to any Transfer of this Agreement in accordance with this Section 13(d), the Investor or the Company, as applicable, will give written notice to the other party. This Agreement will be binding upon any Transferees to which this Agreement is Transferred.

          (e) PUBLICITY. The parties agree to cooperate with respect to the issuance of any publicity about the occurrence of a Tranche Event. Within five
(5) Business Days after the Company receives notice from the Investor or otherwise becomes aware of the occurrence of a Tranche Event, the Company shall give notice to the Investor of a request for the consent of the Investor to an announcement, press release or other publicity about the occurrence of a Tranche Event. The Investor shall advise the Investor whether it consents to the requested disclosure, which consent may not be unreasonably withheld, within five (5) Business Days after its receipt of the notice. Notwithstanding the Investors' failure to consent, the Company shall have the right to announce, issue a press release or otherwise publicize the occurrence of a Tranche Event to the extent necessary to comply with securities laws or listing or similar requirements. Once the Investor has consented to an announcement, press release or other publicity of the occurrence of a Tranche Event, the announcement, press release or other publicity must be issued within ten (10) Business Days of such consent unless otherwise agreed to by the parties and either party may make disclosures which do not differ materially from the agreed upon disclosure.

          (f) LAW GOVERNING. This Agreement will be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware.

          (g) NOTICES. Unless otherwise provided, all notices, requests, demands and other communications required or permitted under this Agreement will be in writing and will be deemed to have been duly made and received: (i) upon personal delivery or confirmed facsimile to the party to be notified; (ii) three
(3) Business Days after deposit with the United States Post Office, by registered or certified mail, postage prepaid, addressed as set forth below; or
(iii) one (1) Business Day after deposit for overnight delivery with Federal Express or another reputable overnight courier, shipping prepaid, addressed as set forth below:

               (i)  If to the Company, then to:
                    GenVec, Inc.
                    12111 Parklawn Drive
                    Rockville, MD 20852

                    Attn: President

                    With a copy to:

                    Attn: Chief Financial Officer

              (ii)  If to the Investor, then to:
                    Warner-Lambert Company

                    2800 Plymouth Road
                    Ann Arbor, Michigan 48105

                    Attn:     Vice President and Chairman
                              Park-Davis Research Division

                    With a copy to:

                    Warner-Lambert Company
                    201 Tabor Road
                    Morris Plains, NJ 07950

                    Attn: Vice President and General Counsel

Either party may change the address to which communications are to be sent by giving five (5) Business Days' advance notice of such change of address to the other party in conformity with the provisions of this Section 13(g).

          (h) HEADINGS. The headings in this Agreement are for purposes of reference only and will not affect the meaning or construction of any of the provisions hereof

          (i) EXECUTION; COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original as against any party whose signature appears on such counterpart, and all of which will together constitute one and the same instrument. This Agreement will become binding when one or more counterparts of this Agreement, individually or taken together, bear the signatures of all of the parties to this Agreement.

IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the date first above written.

                              WARNER-LAMBERT COMPANY


                              By:
                                 -------------------------------------
                                    Name: Anthony Wild, Ph.D.
                                    Title: President
                                             Worldwide Pharma Sector


                              GENVEC


                              By:
                                 -------------------------------------
                                    Paul H. Fischer, Ph.D..
                                    President and Chief Executive Officer